UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012 (August 12, 2012)

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Merger Agreement

On August 12, 2012, Verint Systems Inc. (“Verint”) and Comverse Technology, Inc. (“CTI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, of CTI with and into a wholly-owned subsidiary of Verint (the “Merger”).  At the completion of the Merger, each share of CTI common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive new shares of Verint common stock (“Verint Common Stock”) at an exchange ratio specified in the Merger Agreement and described below.  The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

As of July 31, 2012, CTI held shares of Verint Common Stock representing approximately 41.0% of the total number of shares of Verint Common Stock outstanding, as well as all of Verint’s outstanding Series A Convertible Preferred Stock (“Verint Preferred Stock”) which, if converted, would result in CTI holding in the aggregate approximately 53.7% of the total number of shares of Verint Common Stock then outstanding.

Completion of the Merger is contingent upon, among other things, completion of CTI’s previously announced distribution to its shareholders of substantially all of its assets other than its interest in Verint, including its interest in Comverse, Inc. (“CNS”) (referred to as the “CNS share distribution”), or other sale or disposition by CTI of those assets (referred to as a “CNS disposition”).

The share exchange provision of the Merger Agreement provides that each holder of shares of CTI common stock will receive new shares of Verint Common Stock representing such holder’s pro rata portion of an aggregate number of shares of Verint Common Stock equal to the sum of (1) the shares of Verint Common Stock held by CTI immediately prior to the completion of the Merger (including the shares of Verint Common Stock issuable upon conversion of the shares of Verint Preferred Stock held by CTI at a conversion price of $32.66) plus (2) additional shares of Verint Common Stock the number of which is equal to the dollar value described below (the “Target Amount”) divided by the average of the daily volume weighted averages of the trading prices of Verint Common Stock on the NASDAQ Global Market during the 20 consecutive trading days ending on the second trading day immediately prior to the closing date of the Merger, plus (3) additional shares of Verint Common Stock based on the positive net worth of CTI (as determined in accordance with the Merger Agreement) immediately prior to the completion of the Merger, up to a maximum of dollar value of $10 million.  The Target Amount will be $25 million if the CNS share distribution or a CNS disposition occurs on or prior to October 31, 2012 and will be reduced (a) to $15 million if the CNS share distribution or a CNS disposition occurs after October 31, 2012 but on or prior to January 31, 2013, (b) to $5 million if the CNS share distribution or a CNS disposition occurs after January 31, 2013 but on or prior to April 30, 2013 and (c) to zero if the CNS share distribution or a CNS disposition occurs after April 30, 2013 or, if as of the completion of the Merger, CTI beneficially owns less than 50% of the outstanding shares of Verint Common Stock (on an as-exercised and fully diluted basis), unless such level of ownership results from the issuance by Verint of new shares of voting securities after the date of the Merger Agreement.

Each outstanding share of Verint Common Stock and Verint Preferred Stock held by CTI at the completion of the Merger will be cancelled.  Any outstanding shares of Verint Preferred Stock held by stockholders other than CTI will be cancelled and converted into shares of Verint Common Stock in accordance with the terms of the certificate of designation of the Verint Preferred Stock, which will be amended prior to completion of the Merger to provide for such cancellation and conversion. Holders of shares of Verint Common Stock immediately prior to the completion of the Merger, other than CTI, will continue to own their existing shares, which will not be affected by the Merger.

The completion of the Merger is subject to several conditions that the parties believe are customary for transactions of this type, including, among others, (1) that the CNS share distribution or a CNS disposition be completed at least one day prior to the closing date of the Merger, (2) the adoption of the Merger Agreement by the requisite votes of Verint’s stockholders and CTI’s shareholders as well as, in the case of Verint, by the affirmative vote of holders representing a majority of shares of Verint Common Stock present, in person or by proxy, at the meeting of stockholders that are not held by CTI or its subsidiaries, (3) the absence of a material adverse effect with respect to Verint, CTI or CNS, (4) effectiveness of the Form S-4 registration statement relating to the issuance of the Verint Common Stock in the Merger and the absence of any stop order (or proceedings seeking a stop order) in respect thereof, (5) authorization for listing on the NASDAQ Stock Market of the Verint Common Stock to be issued in the Merger and (6) receipt of tax opinions from Verint’s and CTI’s respective counsel stating that the Merger should be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code.

In addition, completion of the Merger by Verint is subject to other conditions, including (1) receipt of confirmation of the positive net worth of CTI (as determined in accordance with the Merger Agreement), (2) receipt of copies of the opinions with respect to the capital adequacy of CTI and CNS (or in the case of a disposition of CNS, the acquirer of CNS) delivered to the CTI board of directors from a nationally recognized provider of such opinions, (3) determination by Verint’s board of directors (in good faith after consultation with counsel) that there are no pending or threatened actions (other than stockholder actions arising out of the potential Merger or the CNS share distribution) that create a liability to Verint in excess of $10 million or a material adverse effect on CTI, taking into account certain indemnification obligations, and (4) if the CNS disposition occurs, the agreements relating to such disposition not incorporating, in all material respects, the terms, conditions rights or privileges currently set forth in the agreements relating to the CNS share distribution that are for the benefit of CTI, including any right of indemnity.

The Merger Agreement restricts CTI from amending or modifying the terms of the agreements relating to the CNS share distribution from the forms attached to the Merger Agreement without Verint’s consent if those amendments or modifications would adversely affect the rights of Verint or CTI under those agreements in any material respect, including without limitation the right of CTI to be indemnified for specified losses related to CNS.

The Merger Agreement provides certain termination rights to both Verint and CTI, including in the event that the CNS share distribution or a CNS disposition does not occur by April 30, 2013, and further provides that in connection with the termination of the Merger

Agreement under specified circumstances, Verint may be required to pay CTI, or CTI may be required to pay Verint, a fee of $10 million and/or such party’s out-of-pocket expenses.  Furthermore, upon termination of the Merger Agreement under certain circumstances, CTI and Verint would be entitled to certain rights and subject to certain obligations set forth in the Governance and Repurchase Rights Agreement, as further described below.

Verint’s board of directors, acting on the unanimous recommendation of a special committee of the board (the “Special Committee”) comprised solely of independent and disinterest directors, has approved the Merger Agreement and the transactions contemplated thereby and has recommended that Verint’s stockholders (other than CTI) vote to approve the Merger Agreement and the transactions contemplated thereby.  The Special Committee negotiated the terms of the Merger Agreement with the assistance of Citigroup Global Markets Inc., its financial advisor.  The Merger Agreement and the transactions contemplated thereby were also approved by CTI’s board of directors.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which has been filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with entering into the Merger Agreement, CTI entered into a Voting Agreement (the “Voting Agreement”) with Verint pursuant to which CTI agreed, among other things, to vote the shares of Verint Common Stock and Verint Preferred Stock beneficially owned by CTI in favor of the adoption of the Merger Agreement.  CTI also agreed to comply with certain restrictions on the disposition of such shares as set forth in the Voting Agreement, including requiring any transferee of CTI’s voting securities to be bound by the terms of the Voting Agreement.  Pursuant to its terms, the Voting Agreement will terminate upon the earlier to occur of (1) the completion of the Merger and (2) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the terms of the Voting Agreement, a copy of which has been filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Governance and Repurchase Rights Agreement

Also in connection with entering into the Merger Agreement, Verint and CTI entered into a Governance and Repurchase Rights Agreement (the “Governance and Repurchase Rights Agreement”).

Pursuant to the Governance and Repurchase Rights Agreement, in the event the Merger Agreement is terminated either because (i) the CNS share distribution or a CNS disposition failed to occur by April 30, 2013 (but only if CTI shareholder approval was obtained) or (ii) a knowing or deliberate breach by CTI of its obligations under the Merger Agreement was not cured within 30 days of notice (“Trigger Events”), then during the 18 months following such termination, unless the Governance and Repurchase Rights Agreement is terminated earlier in accordance with its terms (the “Option Period”), Verint will use commercially reasonable efforts to cause its board of directors to be comprised of (1) nine directors for so long as the Letter Agreement dated May 30, 2012 among CTI, Cadian Capital Management, LLC (“Cadian Capital”), Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (the “Cadian Agreement”) remains in effect and (2) seven directors in the event the Cadian Agreement is no longer in effect.  Each party has agreed to use commercially reasonable efforts to ensure that any slate of nominees recommended for election to the Verint board of directors during the Agreement Term (as defined below) will include the following individuals: (a) for so long as CTI beneficially owns 50% or more of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Agreement remains in effect, up to two nominees designated by CTI and up to three nominees designated by Cadian Capital, (b) for so long as either CTI beneficially owns more than 30% but less than 50% of the Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Agreement remains in effect or CTI owns more than 50% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) and the Cadian Agreement is no longer in effect, up to two nominees designated by CTI, and (c) for so long as CTI beneficially owns more than 15% but less than 30% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis), one nominee designated by CTI.  During the Agreement Term and for so long as the Cadian Agreement remains in effect, CTI will not amend, alter or supplement any of the terms or conditions of the Cadian Agreement relating to Verint or its board of directors, including the requirement contained in that agreement that all Verint directors designated by Cadian Capital qualify as “independent” pursuant to the NASDAQ listing standards, without Verint’s prior written consent.

In addition, following a Trigger Event, until the earlier of the expiration of the Option Period and the forfeiture of the Call Option (as defined below), neither CTI nor its affiliates will, directly or indirectly, acquire or propose to acquire beneficial ownership of any of Verint’s outstanding voting securities other than shares of Verint Common Stock acquired pursuant to the conversion of the Verint Preferred Stock beneficially owned by CTI (the “Standstill”).

CTI also agreed that for so long as the Verint board of directors is not comprised of a majority of directors that qualify as “independent” pursuant to the NASDAQ listing standards, CTI will, following a Trigger Event through the Agreement Term, other than with respect to elections of directors, vote the Verint voting securities that it beneficially owns (1) in proportion to the votes cast with respect to Verint voting securities not beneficially owned by CTI, unless the matter being voted upon (a) would materially and adversely affect the rights of the Verint Preferred Stock disproportionately relative to the rights of the Verint Common Stock, (b) solely relates to holders of Verint Preferred Stock or (c) would disproportionately have a material and adverse impact on holders of Verint Common Stock that own more than 9% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis), and (2) as instructed by CTI’s public shareholders in the event of a proposal with respect to (a) the sale, conveyance or disposition of all or substantially all of the assets of Verint or of Verint’s significant subsidiaries to a third party, (b) the consummation of certain transactions by which any person or group is or becomes the beneficial owner, directly or indirectly, of 50% or more of Verint’s voting securities or (c) specified other consolidations, mergers or business combinations involving Verint.

In addition, CTI granted Verint the right (which right may only be exercised once) following a Trigger Event and during the Option Period to purchase such number of shares (the

“Option Shares”) of Verint Preferred Stock owned by CTI (or Verint Common Stock into which such Verint Preferred Stock has been converted) that would result in CTI having beneficial ownership of Verint voting securities of less than 50% but not less than 49.5% (on an as-exercised and fully diluted basis) (the “Call Option”).  The purchase price of the Option Shares upon the exercise of the Call Option would be equal to the sum of (1) the aggregate liquidation preference of the Verint Preferred Stock to be purchased, plus (2) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) of any Verint Common Stock to be purchased, plus (3) a pro rata portion of $5 million based on the number of Option Shares to be purchased (determined in accordance with the Governance and Repurchase Rights Agreement) relative to the total number of outstanding shares of the Verint Preferred Stock.

Verint also granted CTI the right (which right may only be exercised once) to cause Verint to purchase the Option Shares (the “Put Option” and, together with the Call Option, the “Options”) in the event the Merger Agreement is terminated because the CNS share distribution or a CNS disposition failed to occur by April 30, 2013 (but only if CTI shareholder approval was obtained).  The purchase price of the Option Shares upon the exercise of the Put Option would be equal to the lesser of (1) the sum of (a) the aggregate liquidation preference of the Verint Preferred Stock to be purchased plus (b) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) of any Verint Common Stock to be purchased and (2) the sum of (a) the aggregate market value (determined in accordance with the Governance and Repurchase Rights Agreement) for the Option Shares (on an as-converted basis) plus (b) $25 million.

Each Option will automatically terminate in the event CTI beneficially owns less than 50% of Verint’s outstanding voting securities (on an as-exercised and fully diluted basis) unless an Option had been exercised but not consummated in accordance with the terms of the Governance and Repurchase Rights Agreement, in which case the termination date will be extended until the consummation of the Option.  If CTI properly exercises its Put Option but Verint does not consummate the Put Option, CTI’s sole remedy would be Verint’s forfeiture of its Call Option and the termination of the Standstill.

Pursuant to its terms, the Governance and Repurchase Rights Agreement will terminate upon the earlier of the expiration of the Option Period and the date on which CTI consummates a transaction involving CTI pursuant to which the CTI shareholders immediately preceding such transaction would hold securities representing less than 50% of the total outstanding voting power of the surviving or resulting entity of such transaction, unless an Option had been exercised at that time, in which case the termination date will be extended until the consummation of the Option (such period, the “Agreement Term”).

The foregoing description of the Governance and Repurchase Rights Agreement is qualified in its entirety by reference to the terms of the Governance and Repurchase Rights Agreement, a copy of which has been filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

* * * * * *

Additional Information

In connection with the Merger, Verint and CTI expect to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus as part of a registration statement on Form S-4.  Investors and security holders are urged to read the joint proxy statement/prospectus, registration statement and any other relevant documents when they become available because they will contain important information about Verint, CTI and the proposed transaction.  The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  The documents (when they are available) can also be obtained free of charge from Verint on its website (www.verint.com) or upon written request to Verint Systems Inc., 330 South Service Road, Melville, New York 11747, Attention: Investor Relations or by calling (631) 962-9600, or from CTI on its website (www.cmvt.com) or upon written request to Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019, Attention: Investor Relations or by calling (212) 739-1000.

This document is not a solicitation of a proxy from any security holder of Verint or CTI and shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.  However, Verint, CTI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed Merger under the rules of the SEC.  Information about the directors and executive officers of Verint may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its definitive proxy statement relating to its 2012 Annual Meeting of Stockholders filed with the SEC on May 14, 2012.  Information about the directors and executive officers of CTI may be found in its Annual Report on Form 10-K for the year ended January 31, 2012 and in its Preliminary Proxy Statement on Schedule 14A filed with the SEC on June 7, 2012 and the Preliminary Information Statement attached thereto.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint.  These forward-looking statements are not guarantees and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements.  Some of the factors that could cause actual future results or events to differ materially from current expectations include: uncertainties regarding the expected benefits from the Merger; risks associated with Verint’s and CTI’s ability to satisfy the conditions and terms of the Merger, and to execute the Merger in the estimated timeframe, if at all; and risks associated with the expected governance of Verint upon completion of the Merger.  Verint assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.  For a detailed discussion of certain risk factors relating to Verint, see Verint’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012, Verint’s

Quarterly Report on Form 10-Q for the quarter ended April 30, 2012 and other filings Verint makes with the SEC.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Verint, CTI or the merged company following the completion of the Merger or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of Verint or the merged company for the current or future financial years would necessarily match or exceed the historical published figures.

Qualification of Representations and Warranties

The foregoing descriptions of the Merger Agreement, Voting Agreement and Governance and Repurchase Rights Agreement have been included to provide investors and security holders with information regarding their respective terms and conditions.  They are not intended to provide any other factual information regarding Verint or CTI.  Such agreements contain representations and warranties made by Verint or CTI to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in such agreements are in some cases qualified by information in confidential disclosure letters or schedules provided by the parties to each other in connection with the signing of such agreements. While Verint does not believe that these disclosure letters or schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in such agreements. You should not rely on the representations and warranties in the Merger Agreement or any of the other agreements as characterizations of the actual state of facts about Verint or CTI, since they were only made as of the date of such agreement and may be modified in important part by the associated disclosure letters or schedules. Moreover, the representations and warranties contained in the Merger Agreement have been negotiated for the principal purpose of establishing the circumstances under which either party may have the right to terminate the Merger Agreement or otherwise not complete the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise.  The representations and warranties in the Merger Agreement and the other agreements are intended to allocate risk between Verint and CTI rather than establishing matters as facts and may be subject to a contractual standard of materiality different from those generally applicable to investors. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the applicable agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Item 8.01.              Other Events.

On August 13, 2012, Verint issued a press release regarding the matters described under Item 1.01 of this Current Report on Form 8-K, a copy of which press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 12, 2012, by and among Comverse Technology, Inc., Verint Systems Inc. and Victory Acquisition I LLC.*

2.2	Voting Agreement, dated August 12, 2012, among Comverse Technology, Inc., Verint Systems Inc. and Victory Acquisition I LLC.

2.3	Governance and Repurchase Rights Agreement, dated August 12, 2012, by and between Comverse Technology, Inc. and Verint Systems Inc.

99.1	Press Release dated August 13, 2012.

*      Certain exhibits and schedules have been omitted, and Verint agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: August 13, 2012	By:	/s/ Peter Fante
		Name:	Peter Fante
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 12, 2012, by and among Comverse Technology, Inc., Verint Systems Inc. and Victory Acquisition I LLC.*

2.2	Voting Agreement, dated August 12, 2012, among Comverse Technology, Inc., Verint Systems Inc. and Victory Acquisition I LLC.

2.3	Governance and Repurchase Rights Agreement, dated August 12, 2012, by and between Comverse Technology, Inc. and Verint Systems Inc.

99.1	Press Release dated August 13, 2012.

*      Certain exhibits and schedules have been omitted, and Verint agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.